SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report — January 3, 2003

Sun Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	0-14745	23-2233584
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2-16 South Market Street Selinsgrove, Pennsylvania	17870
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number (Including Area Code)    (570) 374-1131

N/A

(Former name or former address, if changed since last report)

Item 1.    Changes in Control of Registrant

Not Applicable

Item 2.    Acquisition or Disposition of Assets.

Not Applicable

Item 3.    Bankruptcy or Receivership.

Not Applicable

Item 4.    Changes in Registrant’s Certifying Accountant

Not Applicable.

Item 5.    Other Events.

Registrant files this Current Report on Form 8-K to submit a copy of Registrant’s Press Release, dated January 3, 2003, regarding the completion of the acquisition of Bank Capital Services Corporation.

Item 6.    Resignations of Registrant’s Directors.

Not Applicable.

Item 7.    Financial Statements and Exhibits.

Exhibits:

99                Press Release of Registrant, Sun Bancorp, Inc., dated January 3, 2003, regarding the completion of the acquisition of Bank Capital Services Corporation.

Item 8.    Change in Fiscal Year.

Not Applicable.

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN BANCORP, INC.
(Registrant)

Dated: January 3, 2003	/s/ Robert J. McCormack
Robert J. McCormack President & Chief Executive Officer (Principal Executive Officer)

Dated: January 3, 2003	/s/ Wilmer D. Leinbach
Wilmer D. Leinbach Exec. VP & Chief Financial Officer (Principal Financial Officer)